JIMMY C.H. CHEUNG & CO.                  1607 Dominion Centre
Certified Public Accountants             43 Queen's Road East
Members of Kreston International         Wanchai, Hong Kong
                                         Telephone : (852) 2529-5500
                                         Fax      : (852) 2865-1067
                                         Email :jchc@krestoninternational.com.hk
                                         Web site: http://www.jimmycheungco.com


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
FUSHI INTERNATIONAL, INC.


We hereby consent to the use in this Registration Statement of Parallel Technologies, Inc. on Form SB - 2 Amendment No. 1 dated April 28, 2006 of our report dated March 4, 2006 of Parallel Technologies, Inc. (now Fushi International, Inc.) for the years ended December 31, 2005 (Consolidated) and 2004.

We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.




/s/ Jimmy C.H. Cheung
-----------------------------
JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

April 28, 2006